UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.        )

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Kewaunee Scientific Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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KEWAUNEE SCIENTIFIC CORPORATION

2700 West Front Street

Statesville, North Carolina 28677-2927

David M. Rausch

President and

Chief Executive Officer

July 26, 2013

TO OUR STOCKHOLDERS:

You are cordially invited to attend the Annual Meeting of Stockholders of Kewaunee Scientific Corporation (the “Company”), which will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 28, 2013, at 10:00 A.M. Central Daylight Time.

At the meeting, management will review with you the Company’s past year’s performance and the major developments which occurred during the year. There will be an opportunity for stockholders to ask questions about the Company and its operations. We hope you will be able to join us.

To assure that your shares are represented at the meeting, please vote, sign and return the enclosed proxy card as soon as possible. The proxy is revocable and will not affect your right to vote in person if you are able to attend the meeting. YOUR VOTE IS IMPORTANT!

The Company’s 2013 Annual Report to Stockholders is enclosed.

Sincerely yours,

KEWAUNEE SCIENTIFIC CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on

August 28, 2013

The Annual Meeting of Stockholders of Kewaunee Scientific Corporation will be held at The Conference Center at UBS Tower, One North Wacker Drive, 2nd Floor, Chicago, Illinois, on August 28, 2013, at 10:00 A.M. Central Daylight Time, for the purpose of considering and acting upon the following:

(1)	To elect three Class III directors;

(2)	To ratify the appointment of the Independent Registered Public Accounting Firm of Cherry Bekaert LLP as the Company’s independent auditors for fiscal year 2014;

(3)	To hold an advisory vote on executive compensation;

(4)	To hold an advisory vote on the frequency of holding an advisory vote on executive compensation; and

(5)	To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 1, 2013 will be entitled to vote at the meeting. A list of stockholders will be available for examination by any stockholder for any purpose germane to the meeting, during normal business hours, at the offices of K&L Gates LLP, 70 West Madison Street, Chicago, Illinois, for a period of 10 days prior to the meeting.

It is important that your shares be represented at the meeting regardless of the size of your holdings. Whether or not you intend to be present at the meeting in person, we urge you to vote, date and sign the enclosed proxy and return it in the envelope provided for that purpose, which does not require postage if mailed in the United States.

D. MICHAEL PARKER
Secretary

July 26, 2013

YOUR VOTE IS IMPORTANT!

Please vote, date and sign the enclosed proxy and return it
promptly in the enclosed envelope.

KEWAUNEE SCIENTIFIC CORPORATION

PROXY STATEMENT

The enclosed proxy is solicited by the Board of Directors of Kewaunee Scientific Corporation (the “Company”) for use at the annual meeting of stockholders of the Company to be held at The Conference Center at UBS Tower, One North Wacker Drive, Second Floor, Chicago, Illinois, on August 28, 2013, at 10:00 A.M. Central Daylight Time, and at any postponements or adjournments thereof. Proxies properly executed and returned in a timely manner will be voted at the meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, and on other matters presented for a vote in accordance with the judgment of the persons acting under the proxies.

The Company’s principal executive offices are located at 2700 West Front Street, Statesville, North Carolina 28677-2927 (telephone 704/873-7202).

The proxy, together with this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, is being mailed to stockholders on, or about, July 26, 2013.

ITEM 1.

ELECTION OF DIRECTORS

Three Class III directors are to be elected at the meeting. The Board of Directors, at its meeting on April 24, 2013, upon the recommendation of the Nominating & Corporate Governance Committee, selected Ross W. McCanless, Margaret B. Pyle and Donald F. Shaw as nominees for re-election as directors at the annual meeting, to serve for three-year terms. All nominees are serving as directors as of the date of this Proxy Statement. The three nominees receiving the greatest number of votes at the annual meeting will be elected directors. Unless a stockholder indicates otherwise on the proxy, proxies will be voted for the election of the three nominees named below. If due to circumstances not now foreseen, any of the nominees becomes unavailable for election, the proxies will be voted for such other person or persons as the Board of Directors may select, or the Board will make an appropriate reduction in the number of directors to be elected.

Information on the current nominees for Class III directors and the current Class II and I directors is shown below.

Class III directors nominated for re-election to serve until the annual meeting of stockholders in 2016:

ROSS W. McCANLESS, 55, was elected a director of the Company in May 2010. Mr. McCanless has served since May 2012 as Chief Legal Officer of HVM, L.L.C., a Charlotte, NC based company that owns and operates nearly 700 extended stay properties in the United States and Canada under the brand Extended Stay America. From 2006 to May 2012, he was a private investor. From 2003 to 2006, Mr. McCanless was Senior Vice President, General Counsel and Secretary of Lowe’s Companies, Inc., a FORTUNE 50 company that operates over 1,750 home improvement stores in the United States, Canada and Mexico. From 1999 to 2002, Mr. McCanless served as President and Chief Executive Officer of Food Lion LLC, a large supermarket company. We believe that Mr. McCanless is well suited to serve on our Board due to his experience as Chief Executive Officer of a public company, General Counsel and Secretary of another public company, his background and experience in finance and accounting, and his understanding of the long-term interests of our company and stockholders.

MARGARET B. PYLE, 61, was elected a director of the Company in February 1995. Ms. Pyle has been engaged in the practice of corporate law in Milwaukee and Madison, Wisconsin for more than five years, and was the sole Trustee and Chief Executive of the Allis-Chalmers Corporation Product Liability Trust from June 1996 until March 2012. In April 2012, Ms. Pyle was appointed sole Trustee and Chief Executive of the Ranger Industries, Inc. Product Liability Trust. She has also been Vice Chairman and Chief Legal Counsel of the Pyle Group since December 2007. We believe Ms. Pyle is well suited to serve on our Board due to her many years of experience in a variety of legal matters relevant to the Company, her 18 years’ experience as a director of our company, and her understanding of the long-term interests of our company and stockholders.

DONALD F. SHAW, 62, was elected a director of the Company on June 1, 2013. He previously served as President, Chief Executive Officer, and Chairman of the Board of ISEC, Inc., a high-end commercial interior subcontractor, from 2004 until his retirement in March 2013. Mr. Shaw held the position of Executive Vice President of ISEC, Inc. from 1988-2004 and served in various sales management positions with ISEC from 1977-1988. We believe Mr. Shaw is well suited to serve on our Board due to his wealth of knowledge in the construction industry and his experience as chief executive officer and other management positions of a highly-successful company.

Class II directors continuing in office to serve until the annual meeting of stockholders in 2015:

JOHN C. CAMPBELL, JR., 70, was elected a director of the Company in 1973. Between May 1995 and January 2012, when he retired, Mr. Campbell was engaged in private consulting. From May 1992 to May 1995, he was Chief Operating Officer of Grounds For Play, Inc. of Arlington, Texas, a manufacturer of specialty equipment for children’s playgrounds. We believe Mr. Campbell is well suited to serve on our Board due to his 40 years’ experience as a director of our company, his executive management experience, and his understanding of the long-term interests of our company and stockholders.

WILLIAM A. SHUMAKER, 65, served as Chief Executive Officer of the Company from September 2000 until his retirement on June 30, 2013. He also served as President from August 1999 until March 2012. He was elected a director of the Company in February 2000 and Chairman of the Board in February 2010. He served as the Company’s Chief Operating Officer from August 1998 until September 2000 and General Manager of the

Laboratory Products Group from February 1998 until August 1998. He joined the Company in December 1993 as Vice President of Sales and Marketing. We believe Mr. Shumaker is well suited to serve on our Board due to his experience as our Chief Executive Officer and his 20 years’ experience in various leadership roles for our company.

Class I directors continuing in office to serve until the annual meeting of stockholders in 2014:

DAVID M. RAUSCH, 54, was elected President and Chief Executive Officer and a director of the Company on July 1, 2013. He joined the Company in March 1994 as Manager of Estimating and was promoted to Southeast Regional Sales Manager in December 1996, then to Director of Sales for Network Storage Systems products in May 2000. In August 2001, he was promoted to Project Sales Manager, and in this position, he also had direct management responsibility for the Estimating Department. Mr. Rausch was elected Vice President of Construction Services in June 2007. In June 2011, he was elected Senior Vice President of Construction Services and General Manager of the Laminate Furniture Division, and in March 2012, he was elected President and Chief Operating Officer. We believe Mr. Rausch is well suited to serve on our Board due to his role as President and Chief Executive Officer and his experience in various leadership roles for our company since 1994.

DAVID S. RHIND, 50, was elected a director of the Company in April 2008. Since June 2012, Mr. Rhind has served as Deputy General Counsel for Hudson Global, Inc. (formerly Hudson Highland Group, Inc.) of New York, New York, a leading provider of specialized professional recruitment, recruitment outsourcing, talent management, and related staffing services and solutions. From July 2003 to June 2012, Mr. Rhind was General Counsel, North America, for Hudson. From October 1995 to June 2003, he was Associate General Counsel at Technology Solutions Company of Chicago, a technology consulting and systems integration company. We believe Mr. Rhind is well suited to serve on our Board due to his many years of experience in legal matters, his overall business acumen, and his understanding of the long-term interests of our company and stockholders.

JOHN D. RUSSELL, 60, was elected a director of the Company on May 31, 2011. Since September 1, 2012, Mr. Russell has served as the Managing Director of ForteONE, a Chicago-based consulting firm focused on helping middle market business owners achieve revenue growth and profit improvement. Since 2006, Mr. Russell has been a business consultant and a director for Strategic Materials Incorporated, the largest glass recycling business in North America. From September 2007 to May 2010, he was President and Chief Executive Officer of Maysteel LLC, a precision metal fabricator in Menomonee Falls, Wisconsin. From April 2002 to April 2006, he was President and Chief Executive Officer of Neoplan USA, a manufacturer of heavy duty transit buses. Prior to April 2002, Mr. Russell was a partner at McKinsey and Company and a corporate officer of Brunswick Corporation. We believe Mr. Russell is well suited to serve on our Board due to his experience as chief executive officer of two different companies, his other executive management experience, and his experience as a director of another company.

Class III director resigned in January 2013:

PATRICK L. McCRORY, 56, resigned as a director of the Company when he was sworn in as Governor of North Carolina in January 2013. He was elected a director of the Company in May 2009. Prior to his election as Governor, he was a partner of McCrory & Company, a sales consulting company, and Senior Director of Strategic Initiatives for the law firm of Moore & Van Allen, Charlotte, North Carolina. He served as Mayor of Charlotte, North Carolina, from 1995 to 2008. Until 2008, Mr. McCrory was employed for 29 years by Duke Energy Corporation of Charlotte, North Carolina where he held various management positions.

Except as otherwise indicated, each director and nominee has had the principal occupation mentioned above for more than five years. Mr. Campbell is the first cousin of Laura Campbell Rhind, mother of Mr. David S. Rhind.

The Company’s certificate of incorporation provides that the Board of Directors shall be divided into three classes, and that the three classes shall be as nearly equal in number as possible.

The Board of Directors has a policy whereby any director reaching age 75 during his/her term is expected to retire at the end of the term.

The Board of Directors recommends a vote FOR the election of the three foregoing nominees for director.

Meetings and Committees of the Board

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board keep informed of the Company’s business and activities by reports and proposals sent to them periodically and in advance of each Board meeting and reports made to them during these meetings by the Chief Executive Officer and other Company officers. The Board is regularly advised of actions taken by the Executive Committee and other committees of the Board, as well as significant actions taken by management. Members of management are available at Board meetings and other times to answer questions and discuss issues. During the Company’s fiscal year ended April 30, 2013, the Board of Directors held ten meetings.

During fiscal year 2013, the standing committees of the Board of Directors of the Company were the Executive Committee, Audit Committee, Compensation Committee, Financial/Planning Committee, and Nominating & Corporate Governance Committee. The functions and membership of the committees are described below.

The Executive Committee consists of Messrs. Campbell (Chairman), Rausch, Rhind, and Shumaker. The committee exercises the authority of the Board between meetings of the full Board, subject to the limitations of the Delaware General Corporation Law. The committee met two times during the Company’s last fiscal year.

The Audit Committee consists of Messrs. McCanless (Chairman), Campbell, Russell, and Shaw. All members of the committee are independent directors. The committee performs the responsibilities and duties described in the Company’s Audit Committee Charter, and is responsible for annually appointing the independent auditor for the Company, approving services to be performed by the independent auditor, reviewing the independent auditor’s reports, and reviewing the Company’s quarterly and annual financial statements before release to the public. In accordance with Audit Committee Charter guidelines, the committee is responsible for reviewing and approving all related party transactions. The Board of Directors has determined that Mr. McCanless is a “financial expert” within the meaning of the current rules of the Securities and Exchange Commission. A copy of the Company’s Audit Committee Charter is included as Appendix A to this Proxy Statement. The committee met four times during the Company’s last fiscal year.

The Compensation Committee consists of Messrs. Russell (Chairman), Rhind, Shaw and Ms. Pyle. All members of the committee are independent directors. The committee considers and provides recommendations to the Board of Directors with respect to the compensation (salaries and bonuses) of executive officers of the Company; short- and long-range compensation programs for officers and other key employees of the Company; benefit programs for all employees of the Company; and stock option grants to key employees. The committee also acts as the Stock Option Committee, administering and interpreting the stock option plans for officers and other key employees. The Committee does not have a written charter. The committee met two times during the Company’s last fiscal year. The committee did not engage a compensation consultant during the last fiscal year.

The Financial/Planning Committee consists of Messrs. Shumaker (Chairman), Campbell, Rausch, Russell, Shaw and Ms. Pyle. The committee reviews and provides recommendations to the Board of Directors with respect to the annual budget for the Company, the Company’s strategic plan and the annual budget for capital expenditures. The committee also reviews the investment results of the assets of the Company’s retirement plans. The committee met four times during the Company’s last fiscal year.

The Nominating and Corporate Governance Committee consists of Messrs. Rhind (Chairman) and McCanless and Ms. Pyle. The committee performs the responsibilities and duties described in the Company’s Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at http://www.kewaunee.com. The committee is comprised of at least three directors, all of whom must meet the criteria for independence required by the NASDAQ Global Market. The committee reviews and recommends to the Board of Directors the appointment of directors to Board committees and the selection of the chairperson of each committee, makes recommendations to the Board of Directors with respect to officers of the Company, assures that an up-to-date management succession plan is in place for the Chief Executive Officer and other executive officers, reviews and makes recommendations to the Board of Directors regarding director compensation and benefits, periodically reviews the skills and qualifications of existing directors with a view toward a rounded and effective Board, identifies and screens potential nominees to the Board, and reviews stockholder proposals for inclusion in the Company’s Proxy Statement. In addition, the committee makes recommendations to the Board of Directors concerning nominees for Board membership brought to its attention by officers, directors and stockholders. Proposals may be addressed to the committee at the address shown on the cover of this Proxy Statement, attention of the Corporate Secretary. At a minimum, a candidate for the Board must have demonstrated significant accomplishment in his or her field, the capacity and experience to understand the broad business operations of the Company, and the vision to assist the Company in its development and expansion. The Nominating and Corporate Governance Committee does not favor or disfavor any particular nominee on the basis of race, religion, gender, age or national origin. The Committee met three times during the Company’s last fiscal year.

Executive sessions of independent directors are held in connection with each regularly scheduled Board of Directors meeting, the regularly scheduled Audit Committee meeting in June of each year, and at other times as necessary. The Board of Directors’ policy is to hold executive sessions without the presence of management, including the Chief Executive Officer and any other non-independent directors. The Board of Directors has determined that each of Messrs. Campbell, McCanless, Rhind, Russell, Shaw and Ms. Pyle are independent within the meaning of the rules of the NASDAQ Global Market.

The Company does not have a formal policy regarding attendance by members of the Board of Directors at the Annual Meeting of Stockholders, although all directors are expected to attend. All members of the Board of Directors attended the Company’s 2012 Annual Meeting of Stockholders. In the Company’s last fiscal year, no director attended less than 75% of the aggregate of all meetings of the Board and all meetings held by committees of the Board on which such director served.

Board Leadership Structure

The Board determines whether the role of the Chairman and the Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interest of the Company. Currently, the Board believes that the positions of Chairman and Chief Executive Officer should be separate.

Board’s Role in Risk Oversight

The Board oversees risk management processes directly and through its committees. Management is responsible for risk management on a day-to-day basis. The role of the Board and its committees is to oversee the risk management activities of management. The Audit Committee assists the board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and compliance with legal and regulatory requirements. The Compensation Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risk arising from our compensation policies and programs. The Nominating & Corporate Governance Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, and succession planning for our directors.

Stockholder Communications with the Board of Directors

The Board of Directors recommends that any communications from stockholders be in writing and addressed to the Board in care of the Corporate Secretary, 2700 West Front Street, Statesville, North Carolina 28677-2927. The name of any specific Board member to whom a communication is intended to be addressed should be noted in the communication. The Corporate Secretary will forward such correspondence only to the intended recipient if one is noted; however, the Corporate Secretary, prior to forwarding any correspondence, will review the correspondence, and in his discretion, will not forward certain items if they are deemed frivolous, of inconsequential commercial value or otherwise inappropriate for Board consideration.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee consists of Messrs. Russell, Rhind, Shaw and Ms. Pyle. No executive officer of the Company served as a member of the compensation committee or as a director of any other entity, one of whose executive officers serves on the Compensation Committee or is a director of the Company.

Director Compensation

In fiscal year 2013, each director who was not an employee of the Company received for his services as such a quarterly retainer of $5,000 plus a fee of $1,500 for each day of Board and/or committee meetings attended, a daily multiple-meeting fee of $2,000 and a $750 fee for telephone meetings. In addition, the Chairman of each of the Nominating and Corporate Governance Committee and the Compensation Committee receives an annual fee of $2,000, and the Chairman of the Audit Committee receives an annual fee of $5,000. Since Mr. Shumaker was an employee of the Company, he received no fees in fiscal year 2013 for his services as Chairman of the Board and Chairman of the Financial/Planning Committee. Subsequent to his retirement as Chief Executive Officer on June 30, 2013, Mr. Shumaker will receive an annual fee of $10,000 for serving as Chairman of the Board and an annual fee of $2,000 for serving as Chairman of the Financial/Planning Committee. All directors are reimbursed for their expenses for each Board and committee meeting.

Non-employee directors may elect to participate in the Company’s health insurance program at no cost to them. During the last fiscal year, Messrs. McCanless, McCrory, and Russell participated in this program.

During fiscal year 2011, the stockholders approved the 2010 Stock Option Plan for Directors (the “2010 Plan”). The 2010 Plan is designed to promote the interests and long-range prospects of the Company and its stockholders by attracting and retaining well-qualified directors who are not employees of the Company. On the effective date of the 2010 Plan, each eligible director of the Company was granted an option to purchase 10,000 shares of the Company’s common stock. Each person who becomes an eligible director after the effective date of the 2010 Plan will be granted on the date of his or her election an option to purchase 10,000 shares of the Company’s common stock. The 2010 Plan authorizes the Board of Directors, until August 25, 2020, to grant options to purchase not more than an aggregate of 100,000 shares of the Company’s common stock to eligible directors of the Company. If an option expires or is terminated unexercised as to any shares, such released shares may again be subject to newly granted options. The option price for shares granted under the 2010 Plan is the fair market value of the Company’s common stock on the date of grant. Options are granted under the 2010 Plan for a term of five years and are exercisable in four equal installments, one-fourth becoming exercisable on the next August 1 following the date of grant, and an additional one-fourth becoming exercisable on August 1 of each of the next three years. No options were granted under the 2010 Plan in fiscal year 2013.

Director Compensation Table

The following table provides compensation information for the one year period ended April 30, 2013 for each member of the Board of Directors who served as a director in the last fiscal year.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (1)	Total
John C. Campbell, Jr.	$39,250	—	—	—	—	—	$39,250
Ross W. McCanless	44,500	—	—	—	—	$12,887	57,387
Patrick L. McCrory (2)	29,250	—	—	—	—	9,305	38,555
Margaret B. Pyle	37,250	—	—	—	—	—	37,250
David S. Rhind	39,000	—	—	—	—	—	39,000
James T. Rhind (3)	14,696	—	—	—	—	—	14,696
John D. Russell	37,250	—		—	—	17,984	55,234
William A. Shumaker (4)	—	—	—	—	—	—	—

(1)	Represents the value of participation in the Company’s health insurance program.

(2)	Resigned as a director on January 6, 2013.

(3)	Mr. Rhind’s term expired at the annual meeting of stockholders in 2012.

(4)

Mr. Shumaker was an employee of the Company during the last fiscal year and received no compensation for service as a director. See the Summary Compensation Table for disclosure related to the compensation received by Mr. Shumaker, who was the Chief Executive Officer of the Company until his retirement on June 30, 2013.

ITEM 2.

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, subject to shareholder ratification, has selected the independent registered public accounting firm of Cherry Bekaert LLP as the Company’s independent auditors for the fiscal year ending April 30, 2014. Although not required by law to submit the appointment to a vote by shareholders, the Audit Committee is requesting that the shareholders ratify the appointment of Cherry Bekaert LLP. Assuming that a quorum is present, the selection of Cherry Bekaert LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification.

Cherry Bekaert LLP has served as the Company’s independent registered public accounting firm to audit the Company’s annual financial statements and to review the financial statements to be included in the Company’s quarterly reports on Form 10-Q. The decision to appoint the Company’s independent auditors is approved annually by the Company’s Audit Committee, and the Audit Committee requests that stockholders ratify the appointment.

It is expected that a representative of Cherry Bekaert LLP will be present at the Annual Meeting of Stockholders to be held on August 28, 2013 to answer any appropriate questions, and such representative will have an opportunity to make a statement if he or she desires.

The Audit Committee recommends a vote FOR ratification of the independent registered public accounting firm of Cherry Bekaert LLP as the Company’s independent auditors for fiscal year 2014.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services

The Audit Committee’s policy is to pre-approve all audit and non-audit services to be provided by the Company’s independent auditors on a case-by-case basis. In making such determination, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the auditor’s independence. All of the audit and non-audit services provided by the Company’s independent auditors on behalf of the Company in 2013 and 2012 were pre-approved in accordance with this policy.

Audit Fees and Non-Audit Fees

The following fees were paid or will be paid to the Company’s independent registered public accounting firm for professional services rendered on behalf of the Company related to the past two fiscal years:

	2013	2012
Audit of Financial Statements	$117,000	$108,650
Audit-Related Services	24,500	24,000
All Other Fees	—	—

Total	$141,500	$132,650

Audit services consisted of the audit of the Company’s annual consolidated financial statements and the review of the Company’s quarterly financial statements. Audit-related services consisted of fees for audits of financial statements of employee benefit plans.

Audit Committee Report

The Audit Committee is responsible for overseeing the Company’s financial reporting process and other duties as described in the Audit Committee Charter. In fulfilling its oversight responsibilities, the Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended April 30, 2013 with management and the Company’s registered independent public accounting firm. Management of the Company is responsible for these financial statements and the Company’s financial reporting process, including the Company’s system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of these financial statements with accounting principles generally accepted in the United States. The Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Committee has received the written disclosures and the letter from Cherry Bekaert LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Cherry Bekaert LLP their independence.

The Audit Committee also considered whether the provision of non-audit services by Cherry Bekaert LLP, if any, was compatible with maintaining its independence. Based on the Committee’s review of the audited financial statements and the review and discussions described in the preceding paragraph, the Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended April 30, 2013 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2013 for filing with the Securities and Exchange Commission. All members of the committee meet the independence standards established by the NASDAQ Global Market.

Audit Committee Members

Ross W. McCanless, Chairman

John C. Campbell, Jr.

John D. Russell

Donald F. Shaw

ITEM 3.

ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables stockholders to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.

Stockholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement, which discusses how our compensation design and practices reflect our compensation philosophy. The objective of the Company’s executive compensation program is to attract, motivate, reward and retain management talent critical to the Company’s achievement of its objectives. The Compensation Committee and the Board of Directors believe that our compensation design and practices are effective in achieving our objectives.

We are required to submit a proposal to stockholders for a (non-binding) advisory vote to approve the compensation of our named executive officers pursuant to Section 14A of the Exchange Act. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. Accordingly, the following resolution is submitted for stockholder vote at the 2013 Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in the Proxy Statement is hereby APPROVED.”

As this is an advisory vote, the result will not be binding on us, the Board of Directors or the Compensation Committee, although our Compensation Committee will consider the outcome of the vote when evaluating our compensation principles, design and practices. Proxies submitted without direction pursuant to this solicitation will be voted “FOR” the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

We recommend that you vote “For” the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

ITEM 4.

ADVISORY VOTE ON THE FREQUENCY OF HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are required to submit to stockholders an advisory vote as to whether the stockholder advisory vote to approve the compensation of our named executive officers – Proposal No. 3 above – should occur every one, two or three years. You may cast your vote by choosing one year, two years or three years or you may abstain from voting when you vote for the resolution set forth below.

In formulating its recommendation, our Board of Directors considered that an annual (non-binding) advisory vote on executive compensation will allow our stockholders to provide us with direct and timely input on our compensation principles, policies and practices. Accordingly, the following resolution is submitted for stockholder vote at the 2013 Annual Meeting:

“RESOLVED, that the highest number of votes cast by the stockholders of Kewaunee Scientific Corporation for the option set forth below shall be the preferred frequency with which the Company is to hold an advisory vote on the approval of the compensation of its named executive officers included in the Proxy Statement:

•	yearly or

•	every two years or

•	every three years.”

The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, as this is an advisory vote, the result will not be binding on us or our Board of Directors. Our Compensation Committee will consider the outcome of the vote when determining how often we should submit to stockholders an advisory vote to approve the compensation of our named executive officers included in our Proxy Statement. Proxies submitted without direction pursuant to this solicitation will be voted for the option of “yearly.”

We recommend that you vote for the option of “yearly” as the frequency with which stockholders are provided an advisory vote on the compensation of our named executive officers included in our Proxy Statement.

COMPENSATION DISCUSSION AND ANALYSIS

Executive compensation is administered by the Compensation Committee of the Board, which is composed solely of independent directors.

The objective of the Company’s executive compensation program is to attract, motivate, reward and retain management talent critical to the Company’s achievement of its objectives. Salaries and other compensation for the Company’s executive officers are based on each executive officer’s responsibilities, level of experience, and performance over time, as well as on the recommendation of the Chief Executive Officer. In order to assure that salaries and compensation remain competitive, the Company subscribes to and consults various published surveys on executive compensation.

Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the deduction for federal income tax purposes of certain compensation paid by any publicly-held corporation to its chief executive officer and its four other most highly compensated executive officers to $1 million per year for each such executive. Because the levels of compensation of executive officers traditionally have been well below the deduction limit, the Company has not adopted a formal policy with respect to Section 162(m).

Executive Officer Compensation

The four principal components of the Company’s compensation program for executive officers are discussed below.

Base Salary

The Compensation Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is provided (i) information furnished by the Company’s human resources department on historical data about the base and total compensation for each executive, and marketplace compensation data, including both base and incentive compensation data, for comparable positions at other manufacturing and service companies with generally similar annual sales volume, and (ii) individual performance appraisals and recommended base salary adjustments from the Chief Executive Officer for each executive officer, except himself. The human resources department also provides a base salary range based on class for each executive officer, which shows a minimum, mid-point, and maximum salary, and the position of the executive officer’s base salary in this range. The base salary range is established using marketplace comparison data and the individual responsibilities of the executive officer’s position, and is updated each year for inflation. The Company typically targets base salaries at the mid-point of the Company’s established range for a position. The Committee further considers, on a subjective basis, the executive officer’s particular qualifications, level of experience, and sustained performance over time. These same factors are also considered in determining an adjustment to the salary of the Chief Executive Officer. Base salaries are traditionally adjusted as of July 1 of each year.

Annual Incentive Compensation

All of the Company’s executive officers are eligible to participate in an annual incentive bonus plan, pursuant to which each executive officer is eligible to earn a cash bonus for each fiscal year of the Company, based primarily on the attainment of earnings goals established in the incentive bonus plan and, to a lesser extent, on the executive officer’s achievement of established personal objectives to the degree determined by the Board of Directors upon the recommendation of the Chief Executive Officer and the Compensation Committee.

At the beginning of each fiscal year, the Board of Directors approves earnings goals for the Company for such year and, upon recommendation of the Compensation Committee, establishes specified percentages of each executive officer’s base salary that will be available for bonuses if the Company and/or its operating businesses achieve specified earnings goals and the executive officer achieves his or her personal goals. The Board of Directors generally attempts to establish annual earnings goals at target levels it believes are challenging, but achievable, with earnings above target levels considered to be relatively difficult to achieve. In determining the level of available bonuses for each executive officer, many of the same factors considered in determining an executive officer’s base salary are also considered by the Committee and the Board of Directors.

For fiscal year 2013, the specified bonus percentages for executive officers other than the Chief Executive Officer ranged from 1.0% of an executive officer’s base salary, if the Company achieved 100% of targeted earnings for the year, increasing to a maximum of 40% of an executive’s base salary, as earnings reached 150% of targeted earnings. The corresponding specified percentages for the Chief Executive Officer were from 1.5% to a maximum of 40%.

Long-Term Incentive Plans

The Company uses stock options as its long-term incentive plan for executive officers. Stock option awards are normally made annually in August by the Board of Directors, based on the recommendations of the Chief Executive Officer, with respect to all stock options other than his own, and the Compensation Committee. The exercise price of the granted stock options is the fair market value of the Company’s common stock on the date of the grant. Individual awards are based on an individual’s performance, his or her comparative base salary level and the number of stock option grants previously made to him or her. In August 2012 and 2011, the Company granted stock options on a total of 16,000 and 20,000 shares, respectively, of the Company’s common stock to the Chief Executive Officer and named executive officers under the Company’s stock option plans.

Other Compensation Plans

Executive officers of the Company who met eligibility requirements as of April 30, 2005, participate in the Company’s Pension Plan. The Plan provides retirement benefits for participating employees. The annual benefit amount is calculated as 40% of the 10-year final average annual compensation (salary and bonus) minus 50% of the primary social security benefit, all multiplied by a fraction, the numerator of which is the number of years of credited service up to 30 years, and the denominator of which is 30. Participants in the Plan may elect among several payment alternatives. As of April 30, 2005, the Company “froze” the benefits under the Plan. As a result, no further benefits will be earned under the Plan after that date and no additional participants will be added to the Plan. To the extent ERISA rules restricted the amount otherwise payable under the Plan, the benefit amount in excess of the restrictions will be paid by the Company under the provisions of the Company’s non-qualified Pension Equalization Plan.

The Company has a 401(k) Incentive Savings Plan (the “401(k) Plan”) which covers substantially all salaried and hourly employees, including all of the executive officers. The plan provides benefits to all employees who have attained age 21, completed three months of service, and who elect to participate. Under terms of the plan, the Company makes matching contributions equal to 100% of the employee’s qualifying contribution up to 3% of the employee’s compensation, and makes matching contributions equal to 50% of the employee’s contributions between 3% and 5% of the employee’s compensation, resulting in a maximum employer contribution equal to 4% of the employee’s compensation. Additionally, the Company may make a non-matching contribution for participants employed by the Company on December 31 of each year up to 1% of the participant’s qualifying compensation for that calendar year based on the profitability of the Company. The Company did not make a non-matching contribution for participants in fiscal year 2013.

The Company also has a non-qualified 401 Plus Executive Deferred Compensation Plan (the “401 Plus Plan”), which supplements the 401(k) Plan. The 401 Plus Plan was adopted to provide highly compensated employees an alternative retirement plan because income tax laws restrict the amount of contributions executives may otherwise have contributed to the 401(k) Plan. The 401 Plus Plan operates similarly to the 401(k) Plan, in that the Company makes matching credits to the participant’s account in an amount equal to 50% of the compensation deferred by the participant up to 3% of the participant’s compensation. Amounts deferred under the plan will be distributed to the participant after the participant’s termination of employment with the Company in cash in a lump sum or installments at a time previously elected by the participant. All of the named executive officers participated in the 401(k) Plan and the 401 Plus Plan in fiscal year 2013.

Each of the Company’s executive officers is entitled to receive additional compensation in the form of payments, allocations, or accruals under various other group compensation and benefit plans on the same basis as other employees. Benefits under these plans are not directly, or indirectly, tied to employee or Company performance.

Chief Executive Officer Compensation

The Compensation Committee considers the Chief Executive Officer’s leadership an important factor in the future success of the Company. The compensation of the CEO has traditionally included base salary, annual incentive compensation, long-term incentive compensation, and benefits under various group plans. In establishing Mr. Shumaker’s base salary for each fiscal year, the Compensation Committee considered operating results for the prior year and the outlook for the current year, continued development of the management team, operational improvements, compensation of chief executive officers of other companies with comparable sales, a review of his base salary in relation to the range for his position proposed by the human resources department, and the price of the Company’s common stock.

The CEO’s annual incentive compensation and long-term incentive compensation are determined pursuant to the Company’s incentive plans for executive officers. Mr. Shumaker earned a cash bonus of $166,667 for fiscal year 2013 under the annual incentive bonus plan, since actual earnings for the fiscal year exceeded 150% of the targeted earnings threshold. In August 2012, the Company made a one-time cash payment of $38,600 to Mr. Shumaker in lieu of a grant of stock options for fiscal year 2013.

COMPENSATION TABLES

Summary Compensation Table for Fiscal Year 2013

Name and Principal Position	Year	Base Salary ($)	Bonus ($)	Stock Awards	Option Awards ($) (1)	Change in Pension Value And Nonqualified Deferred Compensation Earnings ($) (2)	All Other Compensation ($) (3)	Total ($)
William A. Shumaker	2013	416,667	166,667	—	—	22,921	82,135	688,390
Chief Executive Officer	2012	400,000	—	—	30,600	39,565	28,000	498,165

D. Michael Parker	2013	244,039	83,278	—	23,160	26,756	22,912	400,145
Senior Vice President, Finance Chief Financial Officer, Treasurer and Secretary	2012	236,475	—	—	18,360	35,556	16,553	306,944

David M. Rausch President and Chief Operating Officer	2013	225,000	90,000	—	38,600	9,684	22,050	385,334

(1)	See Note 5 to the Consolidated Financial Statements included in the Company’s 2013 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.

(2)

The amount listed for each named executive officer consists of the current year change in the present value of benefits earned under the Pension Plan. Mr. Shumaker’s amount also includes an increase of $2,450 during the year in the present value of his benefits earned under the Pension Equalization Plan. No benefits were earned under the Pension Plan or Pension Equalization Plan during the year. See the “Executive Officer Compensation – Other Compensation Plans” in this Proxy Statement for additional information regarding the Pension Plan and the Pension Equalization Plan.

(3)

The amounts shown include matching contributions made or accrued by the Company on behalf of that executive officer to the Company’s 401(k) Incentive Savings Plan and 401 Plus Executive Deferred Compensation Plan. Mr. Shumaker’s amount also includes a one-time cash payment of $38,600 in lieu of a grant of stock options for fiscal year 2013.

Grants of Plan-Based Awards

The following table sets forth information with regard to stock options granted to each named executive during fiscal year 2013 under the Company’s 2008 Employee Stock Option Plan. No other equity incentive plan awards or non-equity incentive plan awards were granted to the named executives during the year.

Name	Grant Date	Option Awards: Number of Shares Underlying Options	Exercise Price of Option Awards ($)	Grant Date Fair Value of Option Awards (1) ($)
William A. Shumaker	—	—	—	—
D. Michael Parker	August 22, 2012	6,000	11.78	23,160
David M. Rausch	August 22, 2012	10,000	11.78	38,600

(1)	See Note 5 to the Consolidated Financial Statements included in the Company’s 2013 Annual Report on Form 10-K for a discussion of the assumptions underlying the value of stock options.

Outstanding Equity Awards at April 30, 2013

	Option Awards (1)
Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
William A. Shumaker	10,100	—	14.90	8/22/17
	7,500	—	14.69	8/27/18
	7,500	2,500	12.66	8/26/19
	—	6,250	10.64	8/25/20
	—	7,500	8.59	8/24/21

D. Michael Parker	6,000	—	14.90	8/22/17
	4,000	—	14.69	8/27/18
	4,500	1,500	12.66	8/26/19
	3,750	3,750	10.64	8/25/20
	500	4,500	8.59	8/24/21
	—	6,000	11.78	8/22/22

David M. Rausch	4,000	—	14.90	8/22/17
	3,000	—	14.69	8/27/18
	3,000	1,000	12.66	8/26/19
	—	2,500	10.64	8/25/20
	—	3,000	8.59	8/24/21
	—	10,000	11.78	8/22/22

(1)	The options listed in this table vest in four equal annual installments beginning on the first anniversary of the grant date (which is 10 years prior to the expiration date shown for each option).

Equity Compensation Plans

The following table summarizes information about the Company’s equity compensation plans as of April 30, 2013. All outstanding awards relate to the Company’s common stock.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by stockholders	295,550	$11.84	125,300
Equity compensation plans not approved by stockholders	—	—	—

Total	295,550	$11.84	125,300

(1)

Represents shares available for future issuance under the Company’s 2008 Key Employee Stock Option Plan and the 2010 Stock Option Plan for Directors. No options were available for grant under any other equity compensation plans of the Company.

Payments Upon Termination or Change in Control

The following table includes information regarding the estimated amount of payments and other benefits each named executive officer would receive if his employment with the Company was terminated on April 30, 2013.

Name and Benefits	For Cause or Voluntary termination other than for Good Reason ($)		Termination Without Cause and no Change in Control ($)		Termination Without Cause after Change in Control ($)
William A. Shumaker
Base salary	—		$420,000		$840,000
Annual bonus	$166,667	(2)	166,667	(2)	277,778
Pension Equalization Plan	—		—		56,010
401(k)/401 Plus Deferred Compensation Plans (1)	11,667		41,067		78,244
Life insurance benefit	—		—		94,199
Medical & disability insurance	—		9,597		19,194

Total	$178,334		$637,361		$1,309,415

D. Michael Parker
Base salary	—		$245,306		$490,612
Annual bonus	$83,278	(2)	83,278	(2)	138,797
Pension Equalization Plan	—		—		—
401(k)/401 Plus Deferred Compensation Plans (1)	5,829		23,001		44,059
Life insurance benefit	—		—		81,319
Medical & disability insurance	—		9,056		18,111

Total	$89,107		$360,641		$772,898

David M. Rausch
Base salary	—		$225,000		$225,000
Annual bonus (2)	$90,000	(2)	90,000	(2)	120,000
401(k)/401 Plus Deferred Compensation Plans (1)	6,300		22,050		22,050
Life insurance benefit	—		—		64,223
Medical & disability insurance	—		9,331		9,331

Total	$96,300		$346,381		$440,604

(1)

Represents the additional Company matching contributions the executive officer would have earned under both the 401 Plus Deferred Compensation Plan and the 401(k) Incentive Savings Plan for the base salary and annual bonus amounts shown.

(2)	Annual bonus earned in fiscal year 2013, but paid after April 30, 2013.

AGREEMENTS WITH CERTAIN EXECUTIVES

The Company entered into Change of Control Employment Agreements (the “Agreements”) (i) with Messrs. Shumaker; Parker; and Kurt P. Rindoks, Vice President of Engineering and Product Development, in fiscal year 2000, (ii) with Messrs. Keith D. Smith, Vice President of Manufacturing; Dana L. Dahlgren, Vice President of Sales and Marketing – Laboratory Products; and David M. Rausch, President and Chief Executive Officer, in fiscal year 2005, (iii) with Mr. K. Bain Black, Vice President of Sales & Marketing, Healthcare and Technical Products, in fiscal year 2008, and (iv) with Mrs. Elizabeth D. Phillips, Vice President of Human Resources, in fiscal year 2010. These agreements provide for the payment of compensation and benefits in the event of termination of their employment within three years following a Change of Control of the Company, as defined in the Agreements. Each executive officer whose employment is so terminated will receive compensation if the termination of his or her employment was by the Company or its successor without cause, or by the executive officer for good reason, as defined in the agreements. Upon such a termination of employment within one year following a Change of Control, the Company or its successor will be required to make, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, a lump-sum cash payment equal to the executive officer’s annual compensation with respect to Messrs. Black, Rindoks, Smith, Dahlgren, and Rausch and Mrs. Phillips, and two (2) times the executive officer’s annual compensation with respect to Messrs. Shumaker and Parker. Upon a termination of employment occurring after the first anniversary, but within three years, of the date of the Change of Control, in addition to unpaid ordinary compensation and a lump-sum cash payment for certain benefits, Messrs. Black, Rindoks, Smith, Dahlgren, and Rausch and Mrs. Phillips will be entitled to a lump-sum payment equal to one-half (1/2) of their annual compensation and Messrs. Shumaker and Parker will be entitled to a lump-sum payment equal to their annual compensation. See “Compensation Tables – Payments upon Termination or Change in Control” for other entitlements for the named executive officers under terms of the Agreements.

Mr. Shumaker retired as Chief Executive Officer of the Company on June 30, 2013 and will continue to serve as a non-executive Chairman of the Board of Directors. On July 10, 2013, the Company entered into a consulting agreement with Mr. Shumaker whereby Mr. Shumaker will provide certain consulting and advisory services to the Company during for a twelve-month period beginning August 1, 2013 through July 31, 2014 for a basic fee of $5,000 per calendar quarter. The consulting agreement includes typical terms regarding non-competition, confidentiality, and expense reimbursements.

At April 30, 2013, an entity controlled by Sudhir K. Vadehra, Vice President of International Operations, owned 49% of Kewaunee Labway Asia Pte. Ltd., a subsidiary of the Company headquartered in Singapore serving as a dealer for the Company’s products in the international markets. Mr. Vadehra was elected Vice President of International Operations of the Company in 2004 and has served as Managing Director of Kewaunee Labway Asia Pte. Lte. since its formation in 1998. On June 24, 2013, the Company purchased the 49% minority interest from the entity controlled by Mr. Vadehra for a purchase price of $3,550,000, which included $1,800,000 for the minority share of the accumulated undistributed earnings of

Kewaunee Labway Asia Pte. Ltd. Payment terms include cash payments of $1,775,000 at the time of the agreement, $887,500 on June 24, 2014 and $887,500 on June 24, 2015. Mr. Vadehra has expressed his desire to retire from the Company on September 30, 2013. On June 24, 2013, the Company entered in a consulting agreement with Mr. Vadehra whereby Mr. Vadehra will provide certain consulting and advisory services to the Company during the three-year period beginning October 1, 2013 through September 30, 2016 for a basic fee of $5,000 per calendar quarter. The agreement includes typical terms regarding non-competition, confidentiality, and expense reimbursements.

In August 2004, the Company entered into an employment letter agreement with Mr. Black, which provides that if he is terminated without cause, the Company will be obligated to pay him separation pay equal to his current base salary for nine (9) months, reduced by any income earned by him during the payment period.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information with respect to the “beneficial ownership” (as defined by the Securities and Exchange Commission) of shares of the Company’s common stock, as of July 1, 2013, by (i) each director and director nominee, (ii) each of the named executive officers and (iii) all directors and executive officers as a group. Except as otherwise indicated by footnote, the shares shown are held directly with sole voting and investment power.

Name	Shares beneficially owned (1)	Percent of class
Margaret B. Pyle (2)	53,634	2.1%
John C. Campbell, Jr. (3)	49,167	1.9%
Ross W. McCanless	12,300	*
David S. Rhind	29,955	1.1%
John D. Russell	12,000	*
Donald F. Shaw	7,000	*
William A. Shumaker (4)	64,652	2.5%
D. Michael Parker (5)	43,062	1.6%
David M. Rausch	20,750	*
Directors and executive officers as a group (18 persons)	385,558	14.3%

*	Percentage of class is less than 1%.

(1)

Includes shares which may be acquired within sixty (60) days from July 1, 2013 upon exercise of options by: Ms. Pyle – 7,500; Messrs. Campbell, McCanless, D. Rhind, and Russell – 7,500 each; Mr. Shaw – 2,500; Mr. Shumaker – 27,600; Mr. Parker – 22,625; Mr. Rausch – 15,750; and all officers and directors as a group – 177,995.

(2)	Includes 3,000 shares held by Ms. Pyle’s spouse, as to which shares she disclaims beneficial ownership.

(3)	Includes 21,083 shares held by Mr. Campbell’s wife, as to which shares he disclaims beneficial ownership.

(4)	Includes 33,633 shares in which Mr. Shumaker shares voting and investment power.

(5)	Includes 16,809 shares in which Mr. Parker shares voting and investment power.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table contains information with respect to the “beneficial ownership” (as defined by the Securities and Exchange Commission) of shares of the Company’s common stock, as of July 1, 2013, by each person who is known by management of the Company to have been the “beneficial owner” of more than five percent of such stock as of such date. Except as otherwise indicated by footnote, the shares shown are held with sole voting and investment power.

Name	Shares beneficially owned		Percent of class
Donald Gardner	226,787	(1)	8.7%
Laura Campbell Rhind	324,443	(2)	12.5%
Dimensional Fund Advisors LP	199,083	(3)	7.7%

(1)

Includes 58,750 shares held by Gardner Family Preferred Equity LLC, of which Mr. Gardner is a director; 76,301 shares held by the Elizabeth B. Gardner Marital Trust, of which Mr. Gardner is a trustee; 40,909 shares held by the Anne E. Gardner Trust, of which Mr. Gardner is one of three trustees; 38,902 shares held by the Thomas H. Gardner Trust, of which Mr. Gardner is one of three trustees; and 11,925 shares held by Mr. Gardner directly. Mr. Gardner disclaims beneficial ownership of the shares held by the Anne E. Gardner Trust and the Thomas H. Gardner Trust. Mr. Gardner’s address is 2500 Indigo Lane, Apt. 357, Glenview, Illinois 60026.

(2)

Includes 44,082 shares held as trustee and beneficiary of a trust under the will of Ruth Haney Campbell, as to which shares Mrs. Rhind shares voting and investment power, 5,000 shares held by the estate of James T. Rhind which may be acquired within sixty (60) days from July 1, 2013 upon exercise of options, and 47,282 shares held by the estate of James T. Rhind. Mrs. Rhind’s address is 830 Normandy Lane, Glenview, Illinois 60025.

(3)

The shares owned by Dimensional Fund Advisors listed in the table are shown as being owned as of December 31, 2012 according to a Schedule 13G filed with the Securities and Exchange Commission on February 8, 2013. Dimensional Fund Advisors’ address is Palisades West, Building One, 6300 Bee Cave Road, Austin, TX 78746.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and 10% stockholders to file reports of ownership with the Securities and Exchange Commission. Such persons also are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of copies of such forms received by it and inquiries of such persons, the Company believes that all such filing requirements applicable to its executive officers, directors and 10% stockholders were complied with in fiscal year 2013, except that due to an oversight, Form 4s reporting the Company’s grant of options to its officers on August 22, 2012, were filed on September 18, 2012 by Messrs. Black, Dahlgren, Parker, Raush, Rindoks and Smith and Ms. Phillips.

PROXIES AND VOTING AT THE MEETING

The expense of solicitation of proxies is to be paid by the Company. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in sending proxies and proxy material to the beneficial owners of the Company’s common stock. To obtain directions to attend the annual meeting, please contact the Secretary of the Company. This Proxy Statement and the 2013 Annual Report to Stockholders are available at http://shareowner.mobular.net/shareowner/kequ.

At the close of business on July 1, 2013, the record date for determination of stockholders entitled to vote at the annual meeting, there were 2,597,712 shares of common stock of the Company outstanding and entitled to vote.

Each share of common stock is entitled to one vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, by written notice to the Secretary, by delivery of a later-dated proxy or in person at the meeting.

The holders of a majority of the total shares of common stock issued and outstanding, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. The vote of a plurality of the shares represented at the meeting, in person or by proxy, is required to elect the three nominees for director. Approval of Item 2 (ratification of appointment of independent registered public accounting firm) and Item 3 (advisory vote on executive compensation) submitted to the stockholders for their consideration at the meeting requires the affirmative vote of the holders of a majority of the shares of common stock represented at the meeting, in person or by proxy, and entitled to vote. However, Item 3 is an advisory vote only. Item 4 (the advisory vote on the frequency of advisory votes on executive compensation) will be determined by the frequency period that receives the greatest number of votes. Abstentions, directions to withhold authority, and broker non-votes are counted as shares present in the determination of whether the shares of stock represented at the meeting constitute a quorum. Abstentions, directions to withhold authority, and broker non-votes are not counted in tabulations of the votes cast on proposals presented to stockholders. Thus, an abstention, direction to withhold authority, or broker non-vote with respect to a matter other than the election of directors or Item 4, may have the same legal effect as a vote against the matter. With respect to the election of directors and Item 4, an abstention, direction to withhold authority or broker non-vote will have no effect. An automated system administered by the Company’s transfer agent will be used to tabulate votes.

A stockholder entitled to vote for the election of directors can withhold authority to vote for any of the nominees.

STOCKHOLDER PROPOSALS

The deadline for receipt of stockholder proposals for inclusion in the Company’s 2014 proxy material is March 28, 2014. Any stockholder proposal should be submitted in writing to the Secretary of the Company at its principal executive offices. The stockholder proposal must include the stockholder’s name and address as it appears on the Company’s records and the number of shares of the Company’s common stock beneficially owned by such stockholder. In addition, (i) for proposals other than nominations for the election of directors, such notice must include a description of the business desired to be brought before the meeting, the reasons for presenting such business at the meeting, and any material interest of the stockholder in such business, and (ii) for proposals relating to stockholder nominations for the election of directors, such notice must also include, with respect to each person nominated, the information required by Regulation 14A under the Exchange Act. All other proposals to be presented at the meeting must be delivered to the Secretary of the Company, in writing, by June 11, 2014.

FINANCIAL STATEMENTS

The Company has enclosed its Annual Report to Stockholders for the fiscal year ended April 30, 2013 with this Proxy Statement. Stockholders are referred to the report for financial and other information about the Company, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

OTHER MATTERS

Management of the Company knows of no other matters which are likely to be brought before the annual meeting. If any such matters are brought before the meeting, the persons named in the enclosed proxy will vote thereon according to their judgment.

By Order of the Board of Directors

D. MICHAEL PARKER
Secretary

July 26, 2013

APPENDIX A

CHARTER

OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

KEWAUNEE SCIENTIFIC CORPORATION (the “Company”)

as amended June 22, 2004

I.	Organization

The Audit Committee of the Board of Directors shall be comprised of at least three directors who are independent of management and the Company. Members of the Audit Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, and shall otherwise satisfy the applicable membership requirements under the rules of the Nasdaq Stock Market. No member shall have a relationship with the company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Each Audit Committee member shall be financially literate, and at least one member shall be a “financial expert” as defined by the SEC.

II.	Statement of Policy

The primary function of the Audit Committee is oversight. The Audit Committee shall provide assistance to the Board of Directors in fulfilling the Board’s responsibility to the Company’s shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Company, the quality and integrity of financial reports regarding the Company, and compliance with the Company’s Code of Ethics. In doing so, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the senior management of the Company.

III.	Meetings

The Audit Committee shall meet quarterly to review the financial results for the quarter before such results are released to the public and filed with the SEC, or more frequently as circumstances dictate. As part of its oversight function, the Audit Committee also shall meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Audit Committee or each of these groups believe should be discussed.

IV.	Responsibilities and Duties

The Audit Committee’s responsibilities include overseeing the accounting and financial reporting processes and financial statement audits. The Audit Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to reasonably ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

In carrying out these responsibilities and duties, the Audit Committee shall:

A.	Audit Committee Charter/Report

1.	Review and reassess the Audit Committee Charter as conditions dictate, but no less frequently than annually, and request the Board to revise the Charter, as necessary.

B.	Independent Auditor

1.	Have sole authority to appoint, discharge and replace the independent auditor.

2.	Review the performance of the independent auditor at least annually.

3.	Establish a clear understanding with management and the independent auditor that the independent auditor is directly accountable to the Audit Committee.

4.

Preapprove all audit and permissible non-auditing services to be provided by the independent auditor for the Company and its subsidiaries and the fees (or the range of projected fees) and other compensation for such services (subject to a de minimis exception under the law), review the independent auditor’s proposed audit scope, and disclose to investors in periodic reports filed with the SEC all reportable fees and other compensation paid to the independent auditor.

5.

Review the independent auditor’s report on all relationships between the independent auditor and the Company to assess the auditor’s independence and consider whether there should be a regular rotation of the independent auditor to assure continuing auditor independence.

6.

Discuss with management and the independent auditor the Company’s annual and quarterly financial statements and any reports, earnings press releases or other financial information submitted to a governmental body or the public.

7.

Review the independent auditor’s reports describing (i) the Company’s critical accounting policies and practices to be used in the audit, (ii) the details of all alternative treatments of financial information within generally accepted accounting principles discussed with management, and (iii) all material written communications between the independent auditor and management.

8.

Review annually a report by the independent auditor describing that firm’s internal quality-control procedures and any material issues raised by the most recent internal quality-control review, or peer review of the independent auditor, or by any inquiry or investigation by governmental or professional authorities and any steps taken to deal with any issues.

9.

Consult and discuss with the independent auditor regarding internal controls, the fullness and accuracy of the Company’s financial statements and the matters required to be discussed by Statement of Auditing Standards No. 61.

10.	Require that the independent auditor inform the Audit Committee of any fraud or illegal acts which it believes exist, or deficiencies in internal controls.

11.

Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

12.	Review and resolve any significant disagreements between management and the independent auditor in connection with the preparation of the financial statements.

C.	Ethical and Legal Compliance

1.	Review with the Company’s counsel, legal compliance matters including corporate securities trading policies.

2.	Review with the Company’s counsel, any legal matter that could have a significant impact on the organization’s financial statements.

3.	Review and approve all related-party transactions.

4.	Review and assess periodically, and at least annually, the adequacy of the Code of Ethics approved by the Board, and recommend any modifications to the Code of Ethics to the Board for approval.

5.	Direct members of the Company’s senior management to report any violations of, or non-compliance with, the Code of Ethics to the Committee.

6.

If the need for independent counsel and other advisors is determined to be desirable in the performance of the Committee’s responsibilities, the Committee shall engage and determine funding for such counsel and advisors.

7.

Establish procedures for the receipt and treatment of complaints regarding accounting, internal accounting controls or audit matters and for confidential submissions by associates of concerns regarding questionable accounting or auditing matters.

While the Audit Committee has the responsibilities and duties set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with laws and regulations.

###

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on August 28, 2013.
Vote by Internet • Go to www.investorvote.com/KEQU • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals —	The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2 and 3, and ONE YEAR for Proposal 4.

+
1. Election of Class III Directors:		01 - Ross W. McCanless		02 - Margaret B. Pyle	03 - Donald F. Shaw
☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

	For	Against	Abstain		1 Year	2 Years	3 Years	Abstain
2. Ratification of the appointment of the independent registered public accounting firm of Cherry Bekaert LLP as the Company’s independent auditors for fiscal year 2014.	☐	☐	☐	4. Advisory vote on the frequency of an advisory vote on executive compensation.	☐	☐	☐	☐

3. Approval, on an advisory basis, of the compensation of our named executives.	☐	☐	☐	5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting.

You are urged to date, sign and return promptly this proxy in the envelope provided. It is important for you to be represented at the Annual Meeting. The execution of this proxy will not affect your right to vote in person if you are present at the Annual Meeting and wish to so vote.

B	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

IMPORTANT: Please sign exactly as your name or names appear hereon. If signing as an attorney, executor, administrator, Trustee, Guardian, or in some other representative capacity, or as an officer of a Corporation, please indicate your capacity or full title. If stock is held jointly, each joint owner should sign.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders.

The Proxy Statement and the 2013 Annual Report to Stockholders are available at: http://www.edocumentview.com/KEQU

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KEWAUNEE SCIENTIFIC CORPORATION

2700 WEST FRONT STREET

STATESVILLE, NORTH CAROLINA 28677-2927

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David S. Rhind, John C. Campbell, Jr., and John D. Russell as Proxies, each with power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side hereof, all the shares of common stock of Kewaunee Scientific Corporation held of record by the undersigned on July 1, 2013 at the Annual Meeting of Stockholders to be held at 10:00 a.m. Central Daylight Time, on August 28, 2013 and at any adjournment thereof.

Your vote for three directors may be indicated on the reverse side. Ross W. McCanless, Margaret B. Pyle and Donald F. Shaw have been nominated for election as Class III Directors. Your vote for ratification of the Company’s independent registered public accounting firm, for approval, on an advisory basis, of the compensation of our named executives, and on an advisory basis with respect to the frequency of an advisory vote on executive compensation, may also be voted for on the reverse side.

This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the election of the nominees named in Item 1 on the reverse side, FOR the ratification of the appointment of the independent registered public accounting firm of Cherry Bekaert LLP as the Company’s independent auditors for fiscal year 2014, FOR approval, on an advisory basis, of the compensation of our named executives, FOR ONE YEAR with respect to the advisory vote on the frequency of an advisory vote on executive compensation, and with discretionary authority upon such other business as may properly come before the meeting.

(Continued and to be marked, dated and signed, on the other side)